                                                                    Exhibit 99.3

              UNAUDITED PRO FORMA FINANCIAL INFORMATION OF CONRAIL

     The unaudited pro forma financial information set forth below gives effect to the Conrail Spin Off Transactions and the assumptions described in the accompanying notes. This unaudited pro forma consolidated financial information is presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the Conrail Spin Off Transactions occurred on the dates indicated. In addition, the unaudited pro forma consolidated financial information does not purport to project the future financial position or operating results of Conrail. The unaudited condensed pro forma consolidated balance sheet has been prepared giving effect to the Conrail Spin Off Transactions as if such transactions had occurred on June 30, 2004. The unaudited pro forma consolidated statements of operations have been prepared as if the Conrail Spin Off Transactions had occurred on January 1, 2003. The unaudited pro forma financial information is based on historical financial information.

       CONRAIL UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                        SIX MONTHS ENDED JUNE 30, 2004                      YEAR ENDED DECEMBER 31, 2003
                                -----------------------------------------------   -----------------------------------------------
                                HISTORICAL        ADJUSTMENTS         PRO FORMA   HISTORICAL        ADJUSTMENTS         PRO FORMA
                                ----------    --------------------    ---------   ----------    --------------------    ---------
                                                                         ($ IN MILLIONS)
Operating Revenues............     $466              $(286)(a),(b)      $180         $918              $(562)(a),(b)      $356
Operating Expenses:
  Compensation and Benefits...       91                 --                91          168                 --               168
  Material, Services and
    Rents.....................       57                 --                57          119                 (1)(d)           118
  Depreciation and
    Amortization..............      158               (146)(c)            12          329               (302)(c)            27
  Fuel........................        4                 (1)(d)             3            7                 (1)(d)             6
  Casualties and Insurance....        7                 (2)(d)             5           17                 --                17
  Other.......................        6                 --                 6           19                 (6)(d)            13
                                   ----              -----               ---         ----              -----              ----
    Total Operating
      Expenses................      323               (149)              174          659               (310)              349
                                   ----              -----               ---         ----              -----              ----
    Income from Operations....      143               (137)                6          259               (252)                7
Interest Expense..............      (49)                37 (e)           (12)         (99)                73 (e)           (26)
Other Income, Net.............       54                (16)(f),(g),(h)    38           95                (13)(f),(g),(h)    82
                                   ----              -----               ---         ----              -----              ----
    Income before Income Taxes
      and Accounting
      Change(s)...............      148               (116)               32          255               (192)               63
Provision for Income Taxes....       54                (42)(i)            12           93                (70)(i)            23
                                   ----              -----               ---         ----              -----              ----
    Income before Accounting
      Change(s)...............     $ 94              $ (74)              $20         $162              $(122)             $ 40
                                   ====              =====               ===         ====              =====              ====

                                                      (footnotes on next page)

The following adjustments record the various income and expense effects of the Conrail Spin Off Transactions. All amounts recorded are based on historical information.

(a) To record decreases of $306 million for the six months ended June 30, 2004 and $602 million for the year ended December 31, 2003, related to the cancellation of operating and lease agreements of NYC and PRR with CSXT and NSR, respectively, as a result of the Conrail Spin Off Transactions.

(b) To record additional revenue of $20 million for the six months ended June 30, 2004 and $40 million for the year ended December 31, 2003, related to sublease transactions with CSXT and NSR.

(c) To record the decreases in depreciation expense related to the transfer of net property and equipment of NYC and PRR to CSXT and NSR, respectively.

(d) To record the transfer of various expenses of NYC and PRR to CSXT and NSR, respectively.

(e) To record the decreases in interest expense related to the cancellation of Conrail Debentures, assuming all holders validly tender.

(f) To record the decrease in interest income of $11 million for the six months ended June 30, 2004 and $17 million for the year ended December 31, 2003, related to the transfer of Notes Receivable of NYC and PRR to CSXT and NSR, respectively.

(g) To record additional interest income of $10 million for the six months ended June 30, 2004 and $25 million for the year ended December 31, 2003, related to sublease transactions with CSXT and NSR.

(h) To record the decrease of $15 million for the six months ended June 30, 2004 and $21 million for the year ended December 31, 2003 related to the transfer of other income, principally equity in earnings of affiliated companies of NYC and PRR to CSXT and NSR, respectively.

(i) To record $42 million for the six months ended June 30, 2004 and $70 million for the year ended December 31, 2003 for the tax effects of the above adjustments at Conrail's statutory tax rate of 39.2%.

    Certain of the above adjustments would be different if less than all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation. If 51% of holders validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation, the amount for adjustment (e) would be reduced to $19 million for the six months ended June 30, 2004 and $37 million for the year ended December 31, 2003, and the amount for adjustment (i) would be increased to $49 million for the six months ended June 30, 2004 and $83 million for the year ended December 31, 2003.

    If 75% of holders validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation, the amount for adjustment (e) would be reduced to $28 million for the six months ended June 30, 2004 and $55 million for the year ended December 31, 2003, and the amount for adjustment (i) would be increased to $46 million for the six months ended June 30, 2004 and $76 million for the year ended December 31, 2003.

        CONRAIL UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                     AS OF JUNE 30, 2004
                                                         ---------------------------------------------
                                                         HISTORICAL       ADJUSTMENTS        PRO FORMA
                                                         ----------   --------------------   ---------
                                                                        ($ IN MILLIONS)
ASSETS
Current Assets:
  Cash and Cash Equivalents............................    $   25           $    (4)(a)       $   21
  Accounts Receivable, net.............................        29                 2 (a)           31
  Due from NSR/CSXT....................................       143                 2 (b),(c)      145
  Material and Supplies................................        10                --               10
  Deferred Tax Assets..................................        45                --               45
  Other Current Assets.................................        18                (9)(a)            9
                                                           ------           -------           ------
     Total Current Assets..............................       270                (9)             261

  Investments..........................................       296              (296)(d)           --
  Property and Equipment, net..........................     6,001            (5,447)(e)          554
  Notes Receivable from NSC/CSX........................     1,374            (1,374)(f)           --
  Other Assets.........................................       213               289 (g)          502
                                                           ------           -------           ------
     Total Assets......................................    $8,154           $(6,837)          $1,317
                                                           ======           =======           ======

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts Payable.....................................    $   28           $    (3)(h)       $   25
  Current Maturities of Long-Term Debt.................        61                --               61
  Due to NSC/CSX.......................................         5                55 (i)           60
  Wages and Employee Benefits..........................        26                --               26
  Casualty Reserves....................................        39                --               39
  Accrued and Other Current Liabilities................        91               (11)(j)           80
                                                           ------           -------           ------
     Total Current Liabilities.........................       250                41              291

Long-Term Debt.........................................     1,078              (800)(k)          278
Casualty Reserves......................................       112                --              112
Deferred Income Taxes..................................     1,811            (1,507)(l)          304
Other Liabilities......................................       459               (19)(m)          440
                                                           ------           -------           ------
     Total Liabilities.................................     3,710            (2,285)           1,425
                                                           ------           -------           ------
Stockholder's Equity...................................     4,444            (4,552)(n)         (108)
                                                           ------           -------           ------
     Total Liabilities and Stockholder's Equity........    $8,154           $(6,837)          $1,317
                                                           ======           =======           ======

     The following adjustments reflect the transfer of ownership of NYC and PRR assets and liabilities to CSXT and NSR, respectively, and other transactions, as a result of the Conrail Spin Off Transactions. All amounts are based on historical information.

                                                      (footnotes on next page)

(a) To record the transfer of cash and other current assets of NYC and PRR to CSXT and NSR, respectively.
(b) To record current receivables, principally sublease receivables of $56 million, from CSXT and NSR.
(c) To record cancellation of operating and lease agreement receivables of $54 million of NYC and PRR with CSXT and NSR, respectively.
(d) To record the transfer of investments of NYC and PRR to CSXT and NSR, respectively.
(e) To record the transfer of net property and equipment of NYC and PRR to CSXT and NSR, respectively.
(f) To record the transfer of Notes Receivable of NYC and PRR to CSXT and NSR, respectively.
(g) To record noncurrent receivables, principally sublease receivables from CSXT and NSR.
(h) To record the transfer of miscellaneous payables of NYC and PRR to CSXT and NSR, respectively.
(i) To recognize capital project advances from NYC and PRR to Conrail which were formerly intercompany transactions with NYC and PRR.
(j) To record the transfer of accrued payables of NYC and PRR to CSXT and NSR, respectively.
(k) To record the decrease in debt principal related to the cancellation of the Conrail Debentures, assuming all holders validly tender.
(l) To record the transfer of deferred tax liabilities of NYC and PRR to CSXT and NSR, respectively.
(m) To record the transfer of other liabilities of NYC and PRR to CSXT and NSR, respectively.
(n)  To recognize net impact resulting from the above transactions.

    Certain of the above adjustments would be different if less than all holders of Conrail Debentures validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation. If 51% of holders validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation, the amount for adjustment (k) would be reduced to $408 million and the amount for adjustment (n) would be increased to $4,944 million. If 75% of holders validly tender, and do not withdraw, their Conrail Debentures in this exchange offer and consent solicitation, the amount for adjustment (k) would be reduced to $600 million and the amount for adjustment
(n) would be increased to $4,752 million.